EXHIBIT 23.2

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Synergy Resources Corporation
Platteville, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report of independent registered public accounting firm dated November 19, 2010, with respect to the balance sheet of the Company as of August 31, 2010, and the related statements of operations, shareholders' equity (deficit) and cash flows for year then ended appearing in the Company's report on Form 10-K for the year ended August 31, 2010.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                         Ehrhardt Keefe Steiner & Hottman PC


September 29, 2011
Denver, Colorado


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SYNERGY RESOURCES CORPORATION

We consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report of independent registered public accounting firm dated November 12, 2009 on the balance sheet of Synergy Resources Corporation as of August 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended appearing in the Company's report on Form 10-K for the year ended August 31, 2010.

STARKSCHENKEIN, LLP

/s/ StarkSchenkein, LLP


September 29, 2011
Denver, Colorado


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